Exhibit 10.20

KANBAY INTERNATIONAL, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

Participant:	Number of Shares subject to this Option:

Date of Grant: [ ], 2004	Exercise Price: $

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (“Agreement”), effective as of the Date of Grant set forth above, is entered into by and between Kanbay International, Inc., a Delaware corporation (the “Company”) and the Participant set forth above.

RECITALS

WHEREAS, the Company has adopted the Kanbay International, Inc. Stock Incentive Plan (as amended from time to time, the “Plan”), which provides for the grant of non-statutory stock options (the “Options”) to Service Providers (as defined in the Plan) of the Company, as selected by the Company’s Compensation Committee (the “Committee”), to purchase Shares of the Company;

WHEREAS, the Participant has been selected by the Committee to receive an Option in accordance with the provisions of the Plan; and

WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Option.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions

All capitalized terms used in this Agreement shall have the same meanings as are ascribed to them in the Plan, unless expressly provided otherwise in this Agreement.

2.             Grant of Option; Exercise Price

The Company hereby awards to the Participant this Option to purchase all or any part of the number of shares of Common Stock set forth above (the “Option Shares”) at the Exercise Price set forth above on the terms and conditions set forth herein and subject in all respects to the terms and provisions of the Plan, which is incorporated herein by reference. This Option is not intended to be treated as an Incentive Stock Option.

3.             Vesting of Option

This Option is exercisable only upon and after vesting. The Options granted herein shall vest according to the following schedule:

(a)           one-third on the first anniversary of the Date of Grant, if the Participant has remained in Service continuously until that date;

(b)           an additional one-third on the second anniversary of the Date of Grant, if the Participant has remained in Service continuously until that date;

(c)           an additional one-third on the third anniversary of the Date of Grant, if the Participant has remained in Service continuously until that date; and

Except as provided in Section 4 below, or as the Committee may determine in its sole discretion on a case by case basis, no Option shall continue to vest after the date the Participant has terminated Service for any reason and any unvested portion of this Option theretofore held by the Participant shall be forfeited as of that date.

4.             Special Vesting Provisions.

(a)           Notwithstanding anything to the contrary in Section 3 above, if a Participant dies or suffers a Disability during the vesting period described in Section 3 above while in Service, the unvested portion of this Option held by such Participant or any Transferee thereof shall automatically vest on the date of death or Disability.

(b)           Notwithstanding anything to the contrary in Section 3 above, the vesting period described in Section 3 above will be suspended during the pendency of any bona fide leave of absence approved by the Company and the vesting period will be increased by the length of time of such leave of absence. Notwithstanding the foregoing or anything in the Plan to the contrary, if this Option would, by the operation of this paragraph, vest after the tenth anniversary of its original Date of Grant, then this Option shall terminate on the tenth anniversary of its original Date of Grant and in no event shall a Participant or Transferee be permitted to exercise this Option after the tenth anniversary of the original Date of Grant. This paragraph shall have no effect on this Option, or portions hereof, which, by its terms, is vested prior to the first day of an Employee’s leave of absence.

(c)           If a Change in Control occurs, the unvested portion of this Option will become fully vested on the closing date of the Change in Control, if the Participant has remained in Service continuously until that date.

5.             Exercise of Option

(a)           Except as otherwise provided herein, each portion of the Option granted hereunder shall expire on the date that is five (5) years from the date that portion of the Option becomes vested and exercisable in accordance with Section 3. The Participant will be deemed to exercise portions of this Option in the order in which each portion of this Option vests. If the Participant does not exercise any portion of the Option within five (5) years from the date that portion of the Option became vested and exercisable, that portion of the Option will expire and be forfeited. The following chart illustrates the Vesting and exercisability of the Option:

	Option Vested and Exercisable	Option Expires if not Exercised

[100] Shares	May , 2005	May , 2010
[100] Shares	May , 2006	May , 2011
[100] Shares	May , 2007	May , 2012

(b)           If Participant’s Service terminates due to Disability, voluntary termination by Participant, or involuntary termination by the Company without Cause, the vested portion of this Option (including any portion subject to accelerated vesting pursuant to Section 4) held by such Participant or any Transferee thereof shall be exercisable only to the extent that it was exercisable on the date of such termination of Service and shall expire three (3) months after such termination of Service or on its stated expiration date, whichever occurs first.

(c)           If Participant’s Service terminates due to death, the vested portion of this Option (including any portion subject to accelerated vesting pursuant to Section 4 and any held by a Transferee thereof) shall expire on the first anniversary of the date of such Participant’s death, regardless of the stated expiration date of this Option.

(d)           If Participant’s Service terminates due to involuntary termination by the Company with Cause, the Participant shall forfeit the vested and unvested portion of this Option on the date of such termination of Service.

(e)           Subject to the Plan, this Option may be exercised by submitting to the Company: (i) written notice of exercise (in accordance with, and referencing, this Agreement) from the person entitled to exercise this Option, stating the whole number of Option Shares as to which this Option is being exercised, the manner of payment for the Option Shares, the name and address to which the share certificates are to be delivered with respect to the Option Shares granted upon exercise of the Option, and such other information as the Committee may require, and (ii) full payment for the Exercise Price of Option Shares with respect to which this Option is exercised and any withholding tax relating to the exercise of this Option.

(f)            Full payment may consist of any of the following methods: (i) in cash, or its equivalent, in United States dollars; (ii) by tendering Shares owned by the Participant for at least six months and duly endorsed for transfer to the Company, (iii) Option Shares issuable to the Participant upon exercise of the Option, or (iv) any combination of cash, certified or cashier’s check and Shares. Shares issued upon exercise of this Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Option Shares, notwithstanding the exercise of this Option. The Company shall issue (or cause to be issued) such Shares promptly after this Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 7 below. Exercising this Option in any manner shall decrease the number of Shares thereafter available for sale under this Option by the number of Shares as to which this Option is exercised.

(g)           Upon receipt of the Notice of Exercise, the Company shall issue (or cause to be issued) a new certificate to the Participant for the Option Shares, registered in the name of the Participant and delivered to Participant.

6.             Restrictions on Transfer

(a)           Unless determined otherwise by the Committee, this Option may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or by the laws of descent or distribution or pursuant to a domestic relations order (as defined in Code Section 414(p)), and may be exercised, during the lifetime of the Participant, only by the Participant or his or her guardian or legal representative. If the Committee permits this Option to be transferable, the Committee may impose additional terms and conditions as the Committee deems appropriate.

(b)           Notwithstanding the prohibitions set forth below in subsection (a) above, the Participant shall be permitted at all times to transfer any or all of this Option to certain trusts designated by the Participant as long as such transfer or issuance is made as a gift (i.e., a transfer for no consideration, with donative intent), whether during the Participant’s lifetime or to take effect upon (or as a consequence of) the Participant’s death, to the Participant’s spouse or children. Gifts in trust shall be deemed gifts to every beneficiary and contingent beneficiary, and so shall not be permitted under this Section if the beneficiaries or contingent beneficiaries shall include anyone other than such spouse or children. Transfers to a spouse or child for consideration, regardless of the amount, shall not be permitted under this Section. Options transferred in accordance with this subsection (b) may be exercised by the transferee.

7.             Adjustments

(a)           The number of Option Shares subject to this Option shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

(b)           In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for Participant to have the right to exercise the vested portion of this Option until ten (10) days prior to such transaction. To the extent it has not been previously exercised, this Option will terminate immediately prior to the consummation of such proposed action.

(c)           In the event of Change in Control that is a merger, consolidation, or similar reorganization of the Company with any other entity pursuant to which the holders of Shares surrender Shares (or the Shares are deemed converted) in exchange for other shares of capital stock or securities of the Company or another entity, then an equitable adjustment shall be made in this Option and Participant’s Shares subject to the Plan. Such equitable adjustment may be (i) the substitution of the number and kind of shares of capital stock or other securities that the holders of Shares are entitled to receive for each Share surrendered pursuant to the transaction and/or the proportionate adjustment to the Exercise Price or (ii) any other adjustment that the

Board determines to be equitable. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

(d)           Except as provided in this Section 7, Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to this Option. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

8.             Notices

All notices by one party to the other under this Agreement shall be in writing and personally delivered or sent via overnight mail, registered or certified mail, or facsimile.

9.             Miscellaneous

(a)           This Agreement constitutes the entire understanding and agreement among the parties with respect to the transactions contemplated herein and supersedes any and all prior or contemporaneous oral or written communication with respect to the subject matter hereof.

(b)           All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

(c)           The laws of the State of Illinois, without giving effect to the conflict of laws provisions thereof, shall govern the formation, interpretation and performance of this Agreement. Neither party may bring any action involving this Agreement except in the Circuit Court of Cook County, Illinois or the United States District Court for the Northern District of Illinois, Eastern Division and the parties hereby acknowledge and submit to the personal jurisdiction of either such court. Each party consents to service of process by means of any of the methods for delivery of notice that are specified in Section 8.

(d)           Participant hereby acknowledges receipt of a copy of the Plan and agrees to the terms and conditions therein. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern only to the extent necessary to resolve such conflict.

(e)           The parties may execute this Agreement in one or more counterparts, all of which together shall constitute but one Agreement.

10.          No Right to Employment.

Nothing contained in this Agreement or the Option granted pursuant thereto shall confer upon any Participant any right to be continued in the Service or employment of the Company, or interfere in any way with the right of the Company to terminate any Participant’s Service or employment at any time.

11.          Specific Performance.

Participant and the Company acknowledge that Participant and the Company will be entitled to enforce their rights under this Agreement to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in their favor. Participant and the Company further agree and acknowledge that money damages might not be an adequate remedy for any breach of the provisions of this Agreement and that Participant and the Company may, each in its sole discretion, apply to any court of law or equity in accordance with Section 9(c) (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

12.          Resolution of Disputes.

Any dispute or disagreement that shall arise under, as a result of, or pursuant to this Agreement shall be determined by the Committee in its sole and absolute discretion, and any such determination or any other determination by the Committee under or pursuant to this Agreement and any interpretation by the Committee of the terms of this Agreement shall be final, binding, and conclusive on all persons affected thereby.

13.          Preemption by Applicable Laws or Regulations.

Anything in this Agreement to the contrary notwithstanding, if the Committee determines that any law, regulation, or requirement of any governmental authority having appropriate jurisdiction shall require either the Company or the Participant to take any action prior to or in connection with the issuance or sale of Shares attributable to the Option granted hereunder, the issue or sale of such Shares shall be deferred until such action shall have been taken.

14.          Securities Law Requirements.

(a)           If required by the Company, the notice of exercise of the Option shall be accompanied by the Participant’s written representations covenants, and undertakings that the Company may prescribe pursuant to or to satisfy securities laws and regulations or other requirements.

(b)           This Option shall not be exercisable in whole or in part, nor shall the Company be obligated to sell any Shares subject to such Award, if such exercise and sale may, in the opinion of counsel for the Company, violate the Securities Act of 1933, as amended (or other federal or state statutes having similar requirements), as it may be in effect at that time.

(c)           With respect to individuals subject to Section 16 of the Exchange Act, transactions under this Agreement are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent any provision of the Agreement or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that such provision or action shall be null and void.

15.          Amendments.

The Company and the Participant may amend this Agreement only by a written instrument signed by both parties.

16.          Subject to Plan.

This Option and the grant and the exercise hereof are subject to the terms and conditions of the Plan, which terms and conditions include, but are not limited to, restrictions on the ability to exercise the Option after termination of Service, restrictions on the transferability of the Options, and termination of the Plan. The Plan is incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control solely to the extent necessary to resolve such conflict. In addition, the Option granted hereunder is subject to any rules and regulations promulgated by the Committee pursuant to the Plan, now or hereafter in effect.

IN WITNESS WHEREOF, the parties hereto have executed this Non-Qualified Stock Option Agreement as of the Date of Grant set forth above.

PARTICIPANT	KANBAY INTERNATIONAL, INC.

By:
Its:

Exhibit A

to

NON-QUALIFIED STOCK OPTION AGREEMENT PURSUANT

TO THE STOCK INCENTIVE PLAN

Notice of Exercise

(To be executed only upon exercise of the option)

Participant:	Number of Shares purchased hereunder:
Address:	Exercise Price: $
Date of Grant:
Date of Exercise:

Reference is made to the Kanbay International, Inc. Non-Qualified Stock Option Agreement, with the Date of Grant set forth above (the “Agreement”), between Kanbay International, Inc. a Delaware corporation (the “Company”), and the Participant set forth above. Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Agreement.

1.               Participant hereby irrevocably exercises the Option for and purchases the number of shares of Common Stock of the Company set forth above.

2.               The full purchase price for the shares of Common Stock purchased hereunder, calculated in accordance with the Agreement, is $                                 . The closing of the purchase of the Option Shares shall be in accordance with the Agreement.

3.               Participant requests that certificates for the shares of Common Stock purchased hereunder be issued in the name of and delivered to the Participant at the following address:

IN WITNESS WHEREOF, Participant has executed this Notice of Exercise of the date of Exercise set forth above.

Signature of Participant

Agreed and Acknowledged:
Kanbay International, Inc.

By:

Its: